EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned officers of American Realty Investors, Inc., a Nevada corporation (the “Company”) hereby certifies that:

(i)	The Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

(ii)	The information contained in the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2006, fairly presents in all material respects, the financial condition and results of operations of the Company, at and for the periods indicated.

Date: August 14, 2006	/s/ Steven A. Abney
Steven A. Abney
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer and
Acting Principal Executive Officer)